Exhibit 10.3

THIRD AMENDMENT TO
AAR CORP. SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, AAR CORP., a Delaware corporation (the “Company”), maintains the AAR CORP. Supplemental Key Employee Retirement Plan, as amended and restated effective January 1, 2005 (the “Plan”); and

WHEREAS, pursuant to Section 7.1, the Company has reserved the right to amend the Plan and now deems it appropriate to do so.

NOW, THEREFORE, the Plan is hereby amended, effective as of June 11, 2010 as follows:

1.             By amending the Appendix to the Plan to add a new Participant Type and Contribution percentage as follows:

“Participant Type	Contribution

President	16%”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on its behalf, by its officers, duly authorized, on this 11th day of June, 2010.

AAR CORP.

By:	/s/ Timothy O. Skelly
Timothy O. Skelly, Vice President